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                                                                     EXHIBIT 5.1

                        [LETTERHEAD OF M.G. RAMACHANDRAN]

                                                               December 17, 2002

Satyam Infoway Limited
Second Floor, Tidel Park
No. 4, Canal Bank Road
Taramani, Chennai 600 113
India

         Re:      Registration Statement on Form F-3

Gentlemen:

                  In connection with the registration of the sale of up to 7,558,140 equity shares, par value Rs.10 per share (the "Shares"), of Satyam Infoway Limited, a company with limited liability incorporated in the Republic of India (the "Company"), under the Securities Act of 1933, as amended, by SAIF Investment Company Ltd. ("SAIF") on Form F-3 (the "Registration Statement") filed with the United States Securities and Exchange Commission on December 17, 2002, you have requested my opinion with respect to the matters set forth below.

                  In my capacity as your counsel in connection with such registration, I am familiar with the proceedings taken by the Company in connection with the authorization, issuance and sale of the Shares. In addition, I have made such legal and factual examinations and inquiries, including an examination of originals or copies certified or otherwise identified to my satisfaction of such documents, corporate records and instruments as I have deemed necessary or appropriate for purposes of this opinion.

                  In my examination, I have assumed the genuineness of all signatures, the authenticity of all documents submitted to me as originals, and the conformity to authentic original documents of all documents submitted to me as copies.

                  Strictly limited to Indian law, it is my opinion that the Shares have been duly authorized and are validly issued, fully paid and non-assessable.

                  I consent to the use of this opinion as an exhibit to the Registration Statement.

                                         Yours faithfully,

                                         /s/ M.G. Ramachandran